UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2013
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Signature

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Admiral Michael Mullen (retired, U.S. Navy) was elected to the Board of Directors (the “Board”) of General Motors Company (“GM”) as of February 1, 2013. Admiral Mullen has not been named to any committees of the Board.

Like the other non-employee members of the Board, Admiral Mullen will receive an annual retainer of $200,000 for his service on the Board (prorated to reflect the date his service on the Board begins in 2013), as well as the use of a company vehicle and related personal accident insurance.

Under the General Motors Company Deferred Compensation Plan for Non-Employee Directors, Admiral Mullen is required to defer 50% of his annual Board retainer into share units of GM Common Stock and may elect to defer all or 50% of the remainder in additional share units of GM Common Stock. Amounts deferred and credited as share units under this plan will not be available until after Admiral Mullen retires or otherwise leaves the Board, at which time he will receive a cash payment or payments based on the number of share units in his account, valued at the average daily market price for the quarter immediately preceding payment.

Additional information regarding compensation arrangements for the non-employee directors of GM may be found in GM's Proxy Statement for Annual Meeting of Stockholders held June 12, 2012, under “Corporate Governance-Non-Employee Director Compensation.”

GM anticipates that Philip A. Laskawy will retire from the GM Board immediately prior to GM's 2013 Annual Meeting of Stockholders. Mr. Laskawy has served on the GM Board since July 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ NICK S. CYPRUS
Date: February 1, 2013	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer